Exhibit 99.1

LuxUrban Hotels Inc. Announces Reverse Stock Split and Nasdaq Compliance Approval

Miami, Florida — November 15, 2024 — LuxUrban Hotels Inc. (Nasdaq: LUXH), a hospitality company that leases entire hotels on a long-term basis, manages these hotels, and rents out rooms to guests in the properties it leases, today announced that it will effectuate a one-for-seventy (1:70) reverse stock split of its common stock. This reverse stock split was approved by stockholders at the special meeting held on November 12, 2024, and will be effective at the opening of trading on November 20, 2024.

The reverse stock split is part of LuxUrban Hotels’ strategy to strengthen its position within the Nasdaq Capital Markets, improve the stock’s trading profile, and position the company for future growth and expansion opportunities. Following the reverse split, the number of shares of common stock issued and outstanding will be reduced from approximately 151.85 million to approximately 2.17 million shares.

In addition, stockholders approved a proposal to waive the 19.99% share limitation under Nasdaq Rule 5635(d), allowing the company to issue additional shares of common stock upon the conversion of certain convertible promissory notes and the exercise of outstanding warrants. This approval enables LuxUrban to maintain its compliance with Nasdaq listing standards while maximizing the flexibility of its financing arrangements.

Key details of the reverse stock split include:

●	Ratio: 1-for-70, meaning stockholders will receive one share for every 70 shares held.

●	Effective Date: November 20, 2024, at the market open.

●	CUSIP: The new CUSIP number for the post-split common stock will be 21985R303.

The trading symbol for LuxUrban’s common stock on the Nasdaq Capital Market will remain “LUXH.” Stockholders who would own a fraction of a share as a result of the reverse stock split will instead receive cash in lieu of a fractional share.

Michael James, Chief Financial Officer of LuxUrban Hotels, commented: “The approval of the reverse stock split and Nasdaq compliance proposal marks a significant step in our ongoing efforts to drive shareholder value. We appreciate the support of our stockholders and remain committed to our vision of becoming a leader in the urban lodging market.”

For additional details on the reverse stock split, please refer to the company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 29, 2024, and the related 8-K filing dated November 15, 2024.

LuxUrban Hotels Inc.
LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to the Company’s ability to successfully de-platform its properties from its former franchise partner and operate independently, its ability to improve its working capital and cash flow profiles, enhance its balance sheet and deliver organic revenue growth, scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC, the base prospectus comprising part of the Registration Statement and when filed, the prospectus supplement filed with respect thereto. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact:

Management:
Robert Arigo
(833) 723-7368

Investor Relations:
Jeff Ramson
New York, NY 10001
T: 646-863-6893
jramson@pcgadvisory.com